Exhibit 99.1

Tesco Corporation Reports Q1 2012 Results

For Immediate Release
Trading Symbol:
"TESO" on NASDAQ
May 3, 2012

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today reported net income for the quarter ended March 31, 2012, of $14.4 million or $0.37 per diluted share. This compares to net income of $4.3 million and $11.5 million, or $0.11 and $0.29 per diluted share, for the first and fourth quarters of 2011, respectively. Revenue was $152.4 million for the quarter ended March 31, 2012, compared to revenue of $105.6 million for the comparable period in 2011 and $163.1 million for the fourth quarter of 2011.

Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented, "We are pleased with the strong start in 2012. The first quarter operating income was the highest quarterly operating income in over three years. Most of our product lines experienced double digit revenue and operating income growth from the first quarter of 2011. Although revenue decreased from the fourth quarter, we improved the operating income through our continual cost optimization focus. Further, we ended the quarter with a backlog of 57 units with a potential revenue value of $74.0 million. Today, our backlog stands at 47 units. With the momentum demonstrated in the first quarter and improvements in our operating efficiency, we are excited about the opportunities in 2012."

TESCO CORPORATION
Summary of Results (Unaudited)
(in millions, except per share information)

	Quarter 1		Quarter 4
	2012	2011	2011
Segment revenue
Top Drives
Sales	$50.4	$25.0	$61.3
Rental services	34.6	33.3	32.7
Aftermarket sales and service	16.8	12.2	18.0
	101.8	70.5	112.0
Tubular Services
Proprietary	32.6	24.5	35.7
Conventional	10.9	7.7	10.4
	43.5	32.2	46.1

CASING DRILLING™	7.1	2.9	5.0
Consolidated revenue	$152.4	$105.6	$163.1

Segment operating income (loss):
Top Drives	$24.9	$21.2	$25.4
Tubular Services	4.9	1.6	8.3
CASING DRILLING™	(0.9)	(3.1)	(2.7)
Research and Engineering	(2.5)	(2.9)	(3.2)
Corporate/Other	(7.4)	(9.3)	(10.1)
Consolidated operating income	$19.0	$7.5	$17.7
Net income	$14.4	$4.3	$11.5
Earnings per share (diluted)	$0.37	$0.11	$0.29
Adjusted EBITDA(a) (as defined)	$31.5	$19.1	$29.4
________________________

(a)	See explanation of Non-GAAP measure below

Q1 2012 Financial and Operating Highlights

Top Drives Segment

•
Revenue from the Top Drive segment for Q1 2012 was $101.8 million, a decrease of 9% from revenue of $112.0 million in Q4 2011, primarily due to a decrease in the number of units sold during Q1 2012.  Revenue for Q1 2011 was $70.5 million.

◦	Top Drive sales for Q1 2012 included 39 units (35 new and 4 used), compared to 46 units (41 new, 4 used and 1 consignment) sold in Q4 2011 and 18 units sold in Q1 2011 (17 new and 1 consignment).

◦	Operating days for the Top Drive rental fleet were 6,987 in Q1 2012 compared to 6,973 in Q4 2011 and 6,870 for Q1 2011.

◦	Revenue from after-market sales and service for Q1 2012 was $16.8 million, a decrease of 7% from revenue of $18.0 million in Q4 2011. Revenue was $12.2 million in Q1 2011.

•
In March 2012, our quality control processes found casting anomalies in the gearbox housing of our new ESI top drive model and subsequently determined that the casting of the gearbox housing did not meet TESCO's standards.  Because this quality issue may affect up to the first 18 ESI units produced, management has informed our customers to arrange for inspection in order to determine if their ESI top drive is impacted by this issue.  None of these top drive units have been placed into service by our customers. We have provided for a specific warranty accrual of $3.9 million at March

31, 2012.

•
Our Top Drive operating margins were 24% in Q1 2012, an increase from 23% in Q4 2011 but a decrease from 30% in Q1 2011.  The slight increase from Q4 2011 is primarily due to the mix of income earned within the Top Drive segment, the mix of new top drive models delivered in Q1 2012, lower repairs and maintenance costs in the top drive rental fleet and a decrease in allowance for doubtful accounts. This increase was significantly reduced due to an increase in warranty expense of $3.9 million specifically associated with the gearbox housing issue for our new ESI model, which is the primary reason for the decrease from Q1 2011.

•
At March 31, 2012, Top Drive backlog was 57 units, with a total potential value of $74.0 million, compared to 74 units, with a total potential value of $91.1 million at December 31, 2011.  This compares to a backlog of 43 units with potential revenue value of $57.4 million at March 31, 2011.  Today, our backlog stands at 47 units.

Tubular Services Segment

•
Revenue from the Tubular Services segment for Q1 2012 was $43.5 million a decrease of 6% from revenue of $46.1 million in Q4 2011.  Revenue was $32.2 million in Q1 2011.  Revenue decreased from Q4 2011 due to decreased MCLRS work and decreased sales of CDS™ equipment.  Revenue increased from Q1 2011 due to increased demand from customers in the shale resource regions in the United States and Canada and sales of CDS™ equipment of $1.8 million, while no CDS™ sales were made in Q1 2011. We performed 859 proprietary casing running jobs in Q1 2012 compared to 865 in Q4 2011 and 820 in Q1 2011.  We remain focused on converting the market to running casing with our CDS™ technology.

•
Operating income in the Tubular Services segment for Q1 2012 was $4.9 million, compared to $8.3 million in Q4 2011 and $1.6 million in Q1 2011.  The decreased from Q4 2011 is due to decreased MCLRS work and decreased sales of CDS™ equipment, which typically provide higher margins. MCLRS work was minimal and no sales of CDS™ equipment were made in Q1 2011. Our Tubular Services operating margins were 11% in Q1 2012, down from 18% in Q4 2011 but up from 5% in Q1 2011.

 CASING DRILLING™ Segment

•
CASING DRILLING™ revenue in Q1 2012 was $7.1 million, compared to $5.0 million in Q4 2011 and $2.9 million in Q1 2011.  The increase from prior periods is due to the completion of jobs under multi-well contracts, primarily outside of North America, an increase in the number of jobs performed and increased CASING DRILLING™ accessory sales.

•
Operating loss was $0.9 million in our CASING DRILLING™ segment for Q1 2012, compared to a loss of $2.7 million in Q4 2011. Operating loss was $3.1 million in Q1 2011.  The improvement from prior periods is due to increased revenue and our focus on cost management.

•
In April 2012, the Company entered into a definitive agreement to sell our CASING DRILLING™ business to Schlumberger Limited for a total consideration of $45 million in cash, subject to customary purchase price adjustments. The sale is expected to close in the second quarter of 2012.

Other Segments and Expenses

•
Corporate costs for Q1 2012 were $7.4 million, compared to $10.1 million for Q4 2011 and $9.3 million in Q1 2011.  Total selling, general and administrative costs in Q1 2012 were $11.1 million compared to $13.8 million in Q4 2011 and $11.7 million in Q1 2011.  Corporate costs decreased from prior periods due to decreased stock compensation expenses and other compensation costs.

•
In April 2012, we received a favorable determination on a legacy withholding tax issue in a foreign jurisdiction. We have reversed $1.9 million of accruals previously made for this issue ($1.3 million to other income and a $0.6 million reduction of interest expense).

•
Research and engineering costs for Q1 2012 were $2.5 million, compared to $3.2 million in Q4 2011 and to $2.9 million in Q1 2011. We continue to invest in the development, commercialization and enhancements of our technologies.

•
Our effective tax rate for Q1 2012 was 30% compared to 34% in Q4 2011 and 38% in Q1 2011. Our effective tax rate, which is income tax expense as a percentage of pre-tax earnings, decreased from prior periods due to the fluctuating mix of pre-tax earnings in the various tax jurisdictions in which we operate around the world.

Financial Condition

•
At March 31, 2012, cash and cash equivalents were $17.9 million, compared to $23.1 million at December 31, 2011.  During the first quarter of 2012, we used cash to purchase and build capital equipment and to purchase inventory to meet demand for our top drive backlog, forecasted demand for top drive rental fleet additions, and forecasted customer demand for new CDS™ tools and AMSS parts.

•
Total capital expenditures were $16.6 million in Q1 2012, compared to $14.0 million in Q4 2011 and $7.2 million in Q1 2011.  We project our total capital expenditures for 2012 to be between $50 million and $60 million, based on current market conditions.

•
In April 2012, we amended our credit agreement to provide a revolving line of credit of $125 million including up to $20 million of swing line loans. The new credit facility has a term of five years and all outstanding borrowings on the new agreement are due and payable on April 29, 2017.

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter 2012, May 4, 2012 at 10:00 a.m. Central Time.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 70177502.  The conference call and all questions and answers will be recorded and made available until June 4, 2012. To listen to the recording, call (855) 859-2056 or (404) 537-3406 and enter conference ID 70177502. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl (713) 359-7000
Tesco Corporation

TESCO CORPORATION
Non-GAAP Measure - Adjusted EBITDA (as defined below)
 (in millions)

	Quarter 1		Quarter 4
	2012	2011	2011
Net income under U.S. GAAP	$14.4	$4.3	$11.5
Income tax expense	6.0	2.7	5.9
Depreciation and amortization	10.8	9.3	10.4
Net interest expense (income)	(0.4)	0.3	0.2
Stock compensation expense—non-cash	0.7	2.5	1.4
Adjusted EBITDA	$31.5	$19.1	$29.4

Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

•
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses Adjusted EBITDA:

•
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A - Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2011 and "Part II, Item 1A – Risk Factors" in our Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2012 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share information)

	Three Months Ended March 31,
	2012	2011
Revenue	$152.4	$105.6
Operating expenses
Cost of sales and services	119.8	83.5
Selling, general and administrative	11.1	11.7
Research and engineering	2.5	2.9
	133.4	98.1
Operating income	19.0	7.5
Interest expense (income), net	(0.4)	0.3
Other expense, net	(1.1)	0.2
Income before income taxes	20.5	7.0
Income taxes	6.0	2.7
Net income	$14.4	$4.3
Earnings per share:
Basic	$0.37	$0.11
Diluted	$0.37	$0.11
Weighted average number of shares:
Basic	38,583	38,076
Diluted	39,066	38,753

TESCO CORPORATION
Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$17.9	$23.1
Accounts receivable, net	132.9	117.7
Inventories	127.8	111.8
Other current assets	39.4	41.2
Total current assets	318.0	293.8
Property, plant and equipment, net	207.5	203.1
Goodwill	32.7	32.7
Other assets	18.8	19.6
Total assets	$577.0	$549.2
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long term debt	$0.7	$2.8
Accounts payable	53.8	57.4
Accrued and other current liabilities	56.4	63.2
Income taxes payable	2.1	2.3
Total current liabilities	113.0	125.7
Other liabilities	2.6	2.4
Long-term debt	25.6	3.8
Deferred income taxes	7.7	4.5
Shareholders' equity	428.1	412.8
Total liabilities and shareholders’ equity	$577.0	$549.2